UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 19, 2018

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.  Other Events.

On December 19, Rite Aid Corporation (the “Company”) announced an agreement to key terms with McKesson Corporation (“McKesson”) that will continue the companies’ pharmaceutical sourcing and distribution partnership for an additional 10 years. The Binding Letter of Intent regarding the Eleventh Amendment to the Company’s existing Supply Agreement, effective December 19, 2018 (the “Binding LOI”), between the Company and McKesson, extends the term of the supply agreement until March 31, 2029, subject to earlier termination under certain circumstances.

Pursuant to the Binding LOI, the Company will continue to generally be required to (i) purchase from McKesson all of the Company’s requirements for brand name prescription drugs, and (ii) purchase almost all of its generic prescription drugs from McKesson as part of McKesson’s OneStop® proprietary generics program.  McKesson will also continue to supply to the Company other health and beauty care products and the provision of related services.

The press release announcing the agreement to key terms is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

99.1.  Press Release, dated December 19, 2018.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated December 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2018	By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Senior Vice President, General Counsel and Secretary